Exhibit 99.1

FOR IMMEDIATE RELEASE

Monday, June 15, 2020

Lantern Pharma Announces Closing of Initial Public Offering

DALLAS, TX / June 15, 2020 / Lantern Pharma Inc. (LTRN) (the “Company”), a clinical stage biotechnology company, focused on leveraging artificial intelligence (“A.I.”), machine learning and genomic data to streamline the drug development process and to identify the patients that will benefit from its targeted oncology therapies, today announced the closing of its initial public offering of 1,750,000 shares of its common stock at a public offering price of $15.00 per share, for gross proceeds of $26,250,000, before deducting underwriting discounts, commissions and offering expenses. In addition, the Company has granted the underwriters a 45-day option to purchase up to an additional 262,500 shares of common stock at the initial public offering price, less the underwriting discount, to cover over-allotments.

ThinkEquity, a division of Fordham Financial Management, Inc. acted as sole book-running manager for the offering. Colliers Securities LLC and Paulson Investment Company, LLC acted as co-managers for the offering.

Registration statements on Form S-1 (Files No. 333-237714 and 333-239112) relating to the shares were filed with the Securities and Exchange Commission (“SEC”) and became effective on June 10, 2020, or automatically became effective, as applicable. This offering is being made only by means of a prospectus. Copies of the final prospectus may be obtained from ThinkEquity, a division of Fordham Financial Management, Inc., 17 State Street, 22nd Floor, New York, New York 10004, by telephone at (877) 436-3673, by email at prospectus@think-equity.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Lantern Pharma Inc.

Lantern Pharma Inc. (LTRN) is a clinical stage biotechnology company, focused on leveraging artificial intelligence (“A.I.”), machine learning and genomic data to streamline the drug development process and to identify the patients that will benefit from our targeted oncology therapies. Our portfolio of therapies consists of small molecules that others have tried, but failed, to develop into an approved commercialized drug, as well as new compounds that we are developing with the assistance of our A.I. platform and our biomarker driven approach. Our A.I. platform, known as RADR®, currently includes more than 275 million data points, and uses big data analytics (combining molecular data, drug efficacy data, data from historical studies, data from scientific literature, phenotypic data from trials and publications, and mechanistic pathway data) and machine learning to rapidly uncover biologically relevant genomic signatures correlated to drug response, and then identify the cancer patients that we believe may benefit most from our compounds. This data-driven, genomically-targeted and biomarker-driven approach allows us to pursue a transformational drug development strategy that identifies, rescues or develops, and advances potential small molecule drug candidates at what we believe is a fraction of the time and cost associated with traditional cancer drug development.

Forward Looking Statements

Statements in this press release contain “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” ‘will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on Lantern Pharma Inc.’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the final prospectus related to the public offering filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and Lantern Pharma Inc. undertakes no duty to update such information except as required under applicable law.

Contact:

Kyle Evans

Public relations

e: lantern@fischtankpr.com

p: 646-699-1414